     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 2004

                                                     REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                  TEXTRON INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                          DELAWARE                                                    05-0315468
              (State or other jurisdiction of                                      (I.R.S. Employer
               incorporation or organization)                                    Identification No.)

                             ---------------------
                             40 WESTMINSTER STREET
                         PROVIDENCE, RHODE ISLAND 02903
                                 (401) 421-2800
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------
                                MICHAEL D. CAHN
      SENIOR ASSOCIATE GENERAL COUNSEL--SECURITIES AND ASSISTANT SECRETARY
                                  TEXTRON INC.
                             40 WESTMINSTER STREET
                         PROVIDENCE, RHODE ISLAND 02903
                                 (401) 421-2800
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   COPIES TO:
                                TODD W. ECKLAND
                             PILLSBURY WINTHROP LLP
                                 1540 BROADWAY
                            NEW YORK, NEW YORK 10036
                                 (212) 858-1000
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective as determined by market conditions and other factors.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
[ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY, DETERMINE.
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED            REGISTERED(1)(2)    PER UNIT(1)(2)(4)    PRICE(1)(2)(3)(4)        FEE(3)(5)
---------------------------------------------------------------------------------------------------------------------------------
Common stock; preferred stock; senior debt
  securities; subordinated debt securities...    $2,000,000,000             --             $2,000,000,000          $72,700
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price for each class of securities to be registered have been omitted in accordance with General Instruction II.D of Form S-3.
(2) Includes such indeterminate amount of common stock, preferred stock, senior debt securities or subordinated debt securities as may be periodically issued at indeterminate prices.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the securities to be registered will not exceed $2,000,000,000 or its equivalent, based on the applicable exchange rate at the time of sale, if debt securities are issued with principal amounts denominated in one or more foreign currencies or currency units.
(4) Exclusive of accrued interest and dividends, if any.
(5) Prior to the filing of this registration statement, $650,000,000 aggregate public offering price of the registrant's securities remained registered and unsold under Registration Statement No. 333-84599 filed with the Commission on August 5, 1999. The registration fee of $180,700 associated with these unsold securities has been offset from the registration fee of $253,400 associated with the securities to be registered, and such unsold securities are hereby deemed deregistered.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MARCH 5, 2004

PROSPECTUS

                                 $2,000,000,000

                                  TEXTRON INC.
                         COMMON STOCK, PREFERRED STOCK,
            SENIOR DEBT SECURITIES AND SUBORDINATED DEBT SECURITIES

                             ---------------------

     Textron Inc. may periodically sell any or all of the following securities to the public:

     - common stock;

     - preferred stock; and

     - debt securities, including senior debt securities and subordinated debt securities.

     Specific terms of our preferred stock and our debt securities will be set forth in a prospectus supplement with respect to the specific type or types of securities then being offered.

     The securities described in this prospectus may be offered in amounts, at prices and on terms to be determined at the time of the offering. However, the aggregate initial public offering price of all such securities will not exceed $2,000,000,000 or its equivalent, based on the applicable exchange rate at the time of sale, if our debt securities are issued with principal amounts denominated in one or more foreign currencies or currency units as designated by us.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     WE URGE YOU TO CAREFULLY READ THIS PROSPECTUS, INCLUDING THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 2, AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, WHICH WILL DESCRIBE THE SPECIFIC TERMS OF OUR COMMON OR PREFERRED STOCK OR OUR DEBT SECURITIES BEING OFFERED, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

              The date of this prospectus is                     .

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus and the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made under this prospectus or the accompanying prospectus supplement shall, under any circumstances, create any implication that there has been no change in the affairs of Textron since the date of this prospectus or the accompanying prospectus supplement or that the information contained or incorporated by reference in this prospectus or the accompanying prospectus supplement is correct as of any time subsequent to the date of such information.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
About this Prospectus.......................................     1
Textron.....................................................     1
Risk Factors................................................     2
Use of Proceeds.............................................     5
Description of Capital Stock................................     5
Description of Debt Securities..............................    10
Plan of Distribution........................................    16
Legal Opinions..............................................    17
Experts.....................................................    17
Where You Can Find More Information.........................    17

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to an aggregate total initial public offering price of $2,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement accompanying this prospectus that will contain specific information about the terms of that offering, which we refer to as the "prospectus supplement" in this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

     References in this prospectus and the prospectus supplement to "Textron," "we," "us" and "our" are to Textron Inc. and, as applicable, its subsidiaries. When we refer to the "securities" in this prospectus, we mean any of our common or preferred stock or our debt securities that we may offer with this prospectus, unless we state otherwise.

                                    TEXTRON

     Textron Inc. is a global, multi-industry company with operations in five business segments -- Bell, Cessna, Fastening Systems, Industrial and Finance. Our products include helicopters and tiltrotor aircraft, light and mid-size business jets, turbo-prop and piston-powered aircraft, aerospace and defense systems, engineered fastening systems and solutions, plastic fuel tanks, golf cars and utility vehicles, turf-care equipment, wire and cable installation and maintenance tools and other industrial products. We also are a leading commercial finance company for select markets.

     We are incorporated under the laws of Delaware. Our principal executive offices are located at 40 Westminster Street, Providence, Rhode Island 02903 and our telephone number is (401) 421-2800.

                                  RISK FACTORS

     In considering whether or not to purchase our common or preferred stock or our debt securities, you should carefully consider the risks described below and the other information we have included or incorporated by reference in this prospectus or the prospectus supplement.

BENEFITS FROM RESTRUCTURING AND OTHER COST IMPROVEMENT PROGRAMS COULD TAKE LONGER THAN EXPECTED AND MAY NOT BE AS SUCCESSFUL AS PLANNED.

     To improve returns at core businesses and to complete the integration of certain acquisitions, we began a restructuring program in 2000. Although the program will be substantially complete by the end of 2004, operating efficiencies achieved from the restructuring may not be sustained, and the operating efficiencies expected in the future may be lower or may take longer to materialize than anticipated. Any of these results could have an adverse effect on our profitability.

WE MAY BE UNABLE TO EFFECTIVELY MITIGATE CUSTOMER PRICING PRESSURES.

     In some markets, particularly where we deliver component products and services to original equipment manufacturers, we face increasing customer demands for price reductions, which are sometimes contractually obligated. In most cases, we are able to offset these reductions through technological advances or by lowering our cost base through improved operating and supply chain efficiencies. However, if we are unable to effectively mitigate future customer pricing pressures, our financial results of operations could be adversely affected.

DELAYS IN AIRCRAFT DELIVERY SCHEDULES OR CANCELLATION OF ORDERS MAY ADVERSELY AFFECT OUR FINANCIAL RESULTS.

     The demand for business jets is highly correlated with corporate profits on a lagged basis. Customers of business jets, including sellers of fractional share interests, may respond to weak economic conditions by delaying delivery of orders or canceling orders. Over the longer term, weakness in the market for new jets may result in fewer hours flown and consequently lower demand for spare parts and maintenance. Weak economic conditions may also cause reduced demand for used business jets. We may accept used aircraft on trade-in and are subject to fluctuations in the fair market value of the aircraft while in inventory. Reduced demand for new business jets, spare parts and maintenance, or for used business jets, can have an adverse effect on our financial results of operations.

DEVELOPING NEW PRODUCTS AND TECHNOLOGIES ENTAILS SIGNIFICANT RISKS AND UNCERTAINTIES.

     We are exposed to risks that are unique to the products and services we provide for the U.S. government. A significant portion of Bell's future business is contingent on the design, development and acceptance of the V-22 Osprey aircraft. This technology, in development for over a decade, is not yet in full-rate production. The U.S. government is the sole customer for this product currently, and a change in the appropriation for this project could have a negative effect on our earnings and financial condition.

     In our commercial business, delays in the development and certification of new aircraft products could affect our financial results of operations. These delays could be caused by production changes to meet customer demands, coordination with joint venture partners or failure on the part of our suppliers to deliver product as agreed.

WE HAVE CUSTOMER CONCENTRATION TO THE U.S. GOVERNMENT.

     We derive approximately 10% of our revenue from sales to a variety of services and departments within the U.S. government. We expect that these sales will grow as a percentage of revenue over the foreseeable future. Our ability to compete successfully for and retain business is highly dependent on technical excellence, management proficiency, strategic alliances, cost-effective performance and the ability to recruit and retain key personnel. U.S. government programs are subject to uncertain future funding levels, which can result in the extension or termination of programs. Our business is also highly sensitive to changes in national and international priorities and U.S. government budgets.

OUR U.S. GOVERNMENT CONTRACTS MAY BE TERMINATED AT ANY TIME AND MAY CONTAIN OTHER UNFAVORABLE PROVISIONS.

     The U.S. government typically can terminate or modify any of its contracts with us either for its convenience or if we default by failing to perform under the terms of the applicable contract. A termination arising out of our default could expose us to liability and have an adverse effect on our ability to re-compete for future contracts and orders.

     If any of our contracts are terminated by the U.S. government, our backlog would be reduced by the expected value of the remaining terms of such contracts and our financial condition and results of operations could be adversely affected. In addition, on those contracts for which we are teamed with others and are not the prime contractor, the U.S. government could terminate a prime contract under which we are a subcontractor, irrespective of the quality of our services as a subcontractor.

     In addition to unfavorable termination provisions, our U.S. government contracts contain provisions that allow the U.S. government to unilaterally suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations, reduce the value of existing contracts, issue modifications to a contract and control and potentially prohibit the export of our products, services and associated materials.

COST OVER-RUNS ON OUR CONTRACTS COULD SUBJECT US TO LOSSES OR ADVERSELY AFFECT OUR FUTURE BUSINESS.

     Under fixed-price contracts, we receive a fixed price irrespective of the actual costs we incur, and consequently, any costs in excess of the fixed price are absorbed by us. Under time and materials contracts, we are paid for labor at negotiated hourly billing rates and for certain expenses. Under cost reimbursement contracts, which are subject to a contract-ceiling amount, we are reimbursed for allowable costs and paid a fee, which may be fixed or performance based. However, if our costs exceed the contract ceiling or are not allowable under the provisions of the contract or applicable regulations, we may not be able to obtain reimbursement for all such costs. Under each type of contract, if we are unable to control costs we incur in performing under the contract, our financial condition and results of operations could be adversely affected. Cost over-runs also may adversely affect our ability to sustain existing programs and obtain future contract awards.

     Contract and program accounting require judgment relative to assessing risks, estimating contract revenues and costs and making assumptions for schedule and technical issues. Due to the size and nature of many of our contracts, the estimation of total revenues and cost at completion is complicated and subject to many variables. Assumptions have to be made regarding the length of time to complete the contract because costs also include expected increases in wages and prices for materials. Incentives or penalties related to performance on contracts are considered in estimating sales and profit rates and are recorded when there is sufficient information for us to assess anticipated performance. Estimates of award fees are also used in estimating sales and profit rates based on actual and anticipated awards.

     Because of the significance of the estimates described above, it is likely that different amounts could be recorded if we used different assumptions or if the underlying circumstances were to change. Changes in underlying assumptions, circumstances or estimates may adversely affect our future financial results of operations.

WE MAY MAKE ACQUISITIONS THAT INCREASE THE RISKS OF OUR BUSINESS.

     We may enter into acquisitions in the future in an effort to enhance shareowner value. Acquisitions involve a certain amount of risks and uncertainties such as:

     - the difficulty in integrating newly-acquired businesses and operations in an efficient and cost-effective manner and the risk that we encounter significant unanticipated costs or other problems associated with integration;

     - the challenges in achieving strategic objectives, cost savings and other benefits expected from acquisitions;

     - the risk that the acquired businesses' markets do not evolve as anticipated and that the technologies acquired do not prove to be those needed to be successful in those markets;

     - the risk that we pay a purchase price that exceeds what the future results of operations would have merited;

     - the potential loss of key employees of the acquired businesses; and

     - the risk of diverting the attention of senior management from our existing operations.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY STRIKES OR WORK STOPPAGES BY OUR UNIONIZED EMPLOYEES.

     Approximately 16,000 of our employees are unionized, which represented approximately 37% of our employees at December 31, 2003. As a result, we may experience work stoppages, which could negatively impact our ability to manufacture our products on a timely basis, resulting in strain on our relationships with our customers and a loss of revenues. In addition, the presence of unions may limit our flexibility in responding to competitive pressures in the marketplace, which could have an adverse effect on our financial results of operations.

     In addition to our workforce, the workforces of many of our customers and suppliers are represented by labor unions. Work stoppages or strikes at the plants of our key customers could result in delayed or cancelled orders for our products. Work stoppages and strikes at the plants of our key suppliers could disrupt our manufacturing processes. Any of these results could adversely affect our financial results of operations.

OUR TEXTRON FINANCE BORROWING GROUP'S BUSINESS IS DEPENDENT ON ITS CONTINUING ACCESS TO THE CAPITAL MARKETS.

     Our financings are conducted through two borrowing groups, Textron Finance and Textron Manufacturing. Textron Finance consists of Textron Financial Corporation and its subsidiaries, which are the entities through which we operate in the Finance segment. Textron Finance relies on its access to the capital markets to fund asset growth and to meet debt obligations and other commitments. Textron Finance raises funds through commercial paper borrowings, issuances of medium-term notes and other term debt securities, and syndication and securitization of receivables. Additional liquidity is provided to Textron Finance through committed bank lines of credit. Much of the capital markets funding is made possible by the maintenance of credit ratings that are acceptable to investors. If the credit ratings of Textron Finance were to be lowered, it might face higher borrowing costs, a disruption of its access to the capital markets or both. Textron Finance could also lose access to financing for other reasons, such as a general disruption of the capital markets. Any disruption of Textron Finance's access to the capital markets could adversely affect its business and our profitability.

IF TEXTRON FINANCE IS UNABLE TO MAINTAIN PORTFOLIO CREDIT QUALITY, OUR FINANCIAL PERFORMANCE COULD BE ADVERSELY AFFECTED.

     Textron Finance has taken steps to eliminate non-core portfolios and focus on key markets. A key determinant of financial performance at Textron Finance will be its ability to maintain the quality of loans, leases and other credit products in the portfolios that remain and to continue to generate profitable new business. The level of credit losses we may experience at Textron Finance is heavily dependent upon economic factors, including debt service burden and interest rates. Weak economic conditions may result in higher than anticipated provisions for credit loss, which could adversely affect our financial performance.

THE LEVEL OF OUR RESERVES ARE SUBJECT TO MANY UNCERTAINTIES AND MAY NOT BE ADEQUATE TO COVER WRITEDOWNS OR LOSSES.

     In addition to reserves at Textron Finance, we establish reserves in various of our businesses to cover uncollectible accounts receivable, excess or obsolete inventory, fair market value writedowns on used aircraft and golf cars, recall campaigns, warranty costs and litigation. These reserves are subject to adjustment from time to time depending on actual experience and are subject to many uncertainties.

     In the case of litigation matters for which reserves have not been established because the loss is not deemed probable, it is reasonably possible such matters could be decided against us and could require us to pay damages or make other expenditures in amounts that are not presently estimable.

CURRENCY, COMMODITY PRICE AND INTEREST RATE FLUCTUATIONS MAY ADVERSELY AFFECT OUR RESULTS.

     We are exposed to a variety of market risks, including the effects of changes in foreign currency exchange rates, commodity prices and interest rates. We monitor and manage these exposures as an integral part of our overall risk management program. In some cases, we purchase hedges or enter into contracts to insulate our financial results of operations from these fluctuations. Nevertheless, changes in currency exchange rates, commodity prices and interest rates can have adverse effects on our financial results of operations.

THE INCREASING COSTS OF CERTAIN EMPLOYEE AND RETIREE BENEFITS COULD ADVERSELY AFFECT OUR RESULTS.

     Our earnings and cash flow may be impacted by the amount of income or expense we record and expend for our employee benefit plans. This is particularly true with income or expense from our pension plans, which are dependent on returns in worldwide debt and equity markets and assumptions used to determine the present value of our benefit obligations.

     In addition, medical inflation in the U.S. is rising at a rate faster than growth in GDP. Continued medical inflation in excess of the growth in GDP increases the risk that we will not be able to mitigate the rising costs of medical benefits. Increases to the costs of pension and medical benefits could have an adverse effect on our financial results of operations.

                                USE OF PROCEEDS

     We expect to use all of the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, including, but not limited to, any of the following: capital expenditures, investments in subsidiaries, working capital, repurchases of shares of our outstanding common stock, potential acquisitions and other business opportunities.

                          DESCRIPTION OF CAPITAL STOCK

     We have authority to issue up to 515,000,000 shares of capital stock, of which 15,000,000 shares may be designated as Textron preferred stock, no par value, and 500,000,000 shares may be designated as Textron common stock, $.125 par value. As of January 3, 2004, 165,340 shares of Textron preferred stock were outstanding and 137,153,849 shares of Textron common stock were outstanding. When we refer to "Textron," "we," "our" and "us" in this section, we mean Textron Inc. and not to its subsidiaries.

COMMON STOCK

     Voting rights. Each holder of our common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

     Dividends. The holders of our common stock, after any preferences of holders of any of our preferred stock, are entitled to receive dividends as determined by our board of directors.

     Liquidation and dissolution. If we are liquidated or dissolved, the holders of our common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of our common stock they own. The amount available for distribution to common stockholders is calculated after payment of all liabilities and after holders of our preferred stock receive their preferential share of our assets.

     Other terms.  Holders of our common stock have no right to:

     - convert the stock into any other security;

     - have the stock redeemed; or

     - purchase additional stock or to maintain their proportionate ownership interest.

     Our common stock does not have cumulative voting rights.

     Directors' liability. Our restated certificate of incorporation provides that no member of our board of directors will be personally liable to Textron or its stockholders for monetary damages for breaches of their fiduciary duties as a director, except for liability:

     - for any breach of the director's legal duty to act in the best interests of Textron and its stockholders;

     - for acts or omissions by the director in bad faith or that involve intentional misconduct or an intentional violation of the law;

     - for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

     - for transactions where the director derived an improper personal benefit.

     Our by-laws also require us to indemnify directors and officers to the fullest extent permitted by Delaware law.

     Transfer agent and registrar. Wachovia Bank, N.A. is transfer agent and registrar for our common stock.

     Stockholder rights plan. Under Delaware law, a corporation may create and issue rights entitling the holders of such rights to purchase from the corporation shares of its capital stock of any class or classes. We have entered into a rights agreement that provides for the creation and issuance of preferred stock purchase rights. The terms of our rights agreement are complex and not easily summarized. The summary that follows may not contain all of the information that is important to you. You should carefully read our rights agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part filed by us with the SEC.

     Currently, each outstanding share of our common stock has attached to it one-half of a preferred stock purchase right. One preferred stock purchase right entitles the holder to buy one one-hundredth of a share of a series of our preferred stock. The purchase price per one one-hundredth of a share of our preferred stock is $250, but this purchase price may be adjusted in some circumstances.

     The preferred stock purchase rights are exercisable only in some circumstances in which a person or group acquires or offers to acquire beneficial ownership of 15% or more of our common stock. Generally:

     - if a person or group acquires or has the right to acquire more than 15% of our common stock, then each preferred stock purchase right will entitle the holder to purchase a number of shares of our common stock with a then current market value equal to twice the purchase price, unless this amount is adjusted. The holder of a preferred stock purchase right will not be entitled to exercise this right in connection with a transaction that our board of directors determines to be at a fair price and in the best interests of Textron; and

     - each preferred stock purchase right will entitle the holder to purchase a number of shares of the acquiror's common stock having a then current market value equal to twice the purchase price, unless this amount is adjusted, if:

      -- we merge into another entity;

      -- another entity merges into us; or

      -- we sell more than 50% of our assets or earning power.

     Any rights that are or were owned by an acquiror of more than 15% of our outstanding common stock will be null and void.

     The rights will expire on September 27, 2005, unless earlier redeemed by us. At its option, our board of directors may redeem all the outstanding rights at a price of $.05 per right prior to ten days following the time that an acquiror obtains 15% or more of our outstanding common stock.

     The rights may have anti-takeover effects and may cause substantial dilution to a person or group that attempts to acquire Textron. The rights, however, should not affect any potential acquiror willing to make an offer at a price that is fair and in the best interest of Textron and its stockholders.

     In addition, the following provisions in our restated certificate of incorporation, by-laws and Delaware law may have anti-takeover effects.

     Classified board of directors. Our restated certificate of incorporation divides our board of directors into three classes. Each class is to consist as nearly as possible of one-third of the directors. Each director serves for a term of three years and until his or her successor is elected and qualified. The number of directors of Textron will be fixed from time to time by our board of directors.

     Removal of directors by stockholders. Delaware law and our by-laws provide that members of a classified board of directors may be removed only for cause by a vote of the holders of a majority of the outstanding shares entitled to vote on the election of directors.

     Stockholder nomination of directors. Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director at least 90 but not more than 120 days prior to the date of the annual meeting for the election of directors. However, if the date for the annual meeting is not within 30 days of the anniversary of the immediately preceding year's annual meeting, or if a stockholder wishes to make a nomination at a special meeting held instead of an annual meeting, the notice must be received by us no later than ten days after the date notice of the meeting is mailed or the date the meeting date is publicly disclosed, whichever occurs first.

     No action by written consent. Our restated certificate of incorporation provides that our stockholders may act only at duly called meetings of stockholders and by unanimous written consent.

     10% stockholder provision. Under our restated certificate of incorporation, the holders of at least two-thirds of the outstanding shares of our voting stock must approve transactions between a 10% stockholder and Textron or any of its subsidiaries. The vote of two-thirds of the outstanding shares of our voting stock is required unless:

     - a majority of disinterested directors who were directors before the 10% stockholder became a 10% stockholder approve the transaction; or

     - the form and value of the consideration to be received by our stockholders is fair in relation to the price paid by the 10% stockholder in connection with his or her prior acquisition of our stock.

     Under Delaware law, a vote of the holders of at least two-thirds of the outstanding shares of our voting stock is required to amend or repeal this provision of our restated certificate of incorporation.

     The terms of our restated certificate of incorporation and by-laws outlined above are complex and not easily summarized. The above summary may not contain all of the information that is important to you. Accordingly, you should carefully read our restated certificate of incorporation and by-laws, which are incorporated into this prospectus by reference in their entirety.

     Delaware business combination statute. We are subject to Section 203 of the Delaware General Corporation Law. Section 203 restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation's outstanding voting stock. A 15% stockholder is referred to as an "interested stockholder." Section 203 restricts these transactions for a period of three years from the date the stockholder acquired 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by our board of directors and the holders of at least two-thirds of our outstanding voting stock, Section 203 prohibits significant business transactions such as:

     - a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the 15% stockholder; or

     - any other transaction that would increase the 15% stockholder's proportionate ownership of any class or series of our capital stock.

     The shares held by the 15% stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

     The prohibition against these transactions does not apply if:

     - prior to the time that any stockholder became a 15% stockholder, our board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock; or

     - the 15% stockholder owns at least 85% of the outstanding voting stock of the corporation as a result of the transaction in which such stockholder acquired 15% or more of our outstanding voting stock.

     Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

PREFERRED STOCK

     Our board of directors may issue shares of our preferred stock, without shareholder approval, and may determine their terms, including the following:

     - the designation of the series of our preferred stock and the number of shares that will constitute such series;

     - the public offering price;

     - any discount paid to, or received by, any underwriters;

     - the voting powers, if any;

     - the dividend rate of such series and any preferences in relation to the dividends payable on any other class or series of our capital stock and any limitations or conditions on the payment of dividends;

     - the redemption price and terms of redemption, if redeemable;

     - the amount payable upon our liquidation, dissolution or winding up;

     - the amount of a sinking fund, if any;

     - conversion rights, if any, including the conversion price or rate of exchange and the adjustment, if any, to be made to the conversion price or rate of exchange;

     - any other designation, preferences and relative, participating, optional or other special rights; and

     - any other qualifications, limitations or restrictions relating to our preferred stock.

     Our board of directors may delegate the power to determine the terms listed above to a committee of our board of directors. The terms of our preferred stock, as determined by our board of directors or that committee, will be described in the prospectus supplement. In addition to the terms set by our board of directors or that committee, Delaware law provides that the holders of our preferred stock have the right to vote separately as a class on any proposal involving a fundamental change in the rights of holders of such preferred stock.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The following is a general description of the debt securities that may be issued from time to time by us. The particular terms relating to each debt security will be set forth in the prospectus supplement.

     The debt securities will be our direct, unsecured obligations. Our senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our subordinated debt securities will have a junior position to all of our senior debt.

     Since a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow and, consequently, our ability to service debt, including our debt securities, are dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers, supplemented with borrowings. Some of our operating subsidiaries may finance their operations by borrowing from external creditors. Lending agreements between some of the operating subsidiaries and external creditors may restrict the amount of net assets available for cash dividends and other payments to us.

     In addition, holders of our debt securities will have a junior position to claims of creditors of any of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders, except to the extent that we are recognized as a creditor of any such subsidiary. Any claims of Textron as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

     Each series of our debt securities will be issued under an indenture dated as of September 10, 1999 between us and The Bank of New York, as trustee.

     We have summarized below the material provisions of the indenture. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this prospectus by reference. You should read the indenture for provisions that may be important to you. In the summary, we have included references to section numbers of the indenture so that you can easily locate these provisions. When we refer to "Textron," "we," "our" and "us" in this section, we mean Textron Inc. and not to its subsidiaries.

TERMS APPLICABLE TO SENIOR DEBT SECURITIES AND SUBORDINATED DEBT SECURITIES

     No limit on debt amounts. The indenture does not limit the amount of debt that can be issued under the indenture. That amount is set from time to time by our board of directors. (sec. 3.1)

     Prospectus supplements. The prospectus supplements will contain the specific terms for our debt securities including some or all of the following:

     - title of the securities;

     - offering price;

     - any limit on the amount that may be issued;

     - whether or not our debt securities will be issued in global form and who the depository will be;

     - maturity date(s);

     - interest rate or the method of computing the interest rate;

     - dates on which interest will accrue, or how the dates will be determined, the interest payment dates and any related record dates;

     - place(s) where payments will be made;

     - terms and conditions on which our debt securities may be redeemed at the option of Textron;

     - date(s), if any, on which, and the price(s) at which Textron is obligated to redeem, or at the holder's option to purchase, our debt securities and related terms and provisions;

     - any provisions granting special rights to holders when a specified event occurs;

     - details of any required sinking fund payments;

     - any changes to or additional events of default or covenants;

     - any special tax implications of our debt securities;

     - subordination terms of any of our subordinated debt securities;

     - terms, if any, on which a series of our debt securities may be convertible into or exchangeable for our common or preferred stock or our other debt securities, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option; and

     - any other terms that are not inconsistent with the indenture.

     Covenants.  Under the indenture, we will:

     - pay the principal, interest and any premium on our debt securities when due (sec. 10.1); and

     - maintain a place of payment (sec. 10.2).

     Consolidation, merger and sale of assets. The indenture provides that we will not consolidate with or merge into any other corporation or transfer our assets substantially as an entirety unless:

     - the successor is a corporation organized in the U.S. and expressly assumes the due and punctual payment of the principal and interest on all our debt securities issued under the indenture and the performance of every other covenant of the indenture; and

     - immediately after we consolidate or merge, no event of default and no event that, after notice or lapse of time, or both, would become an event of default shall have happened and be continuing. (sec. 8.1)

     Upon any such consolidation, merger or transfer, the successor corporation shall be substituted for us under the indenture and we shall be relieved of all obligations and covenants under the indenture and our debt securities.
(sec. 8.2)

     Events of default. The indenture provides that the following are events of default with respect to any series of debt securities:

     - we fail to pay the principal, any premium or any sinking fund payment on such series when due;

     - we fail to pay interest on such series within 30 days of the due date;

     - we fail to observe or perform any other covenant in the indenture (other than those included expressly for the benefit of debt securities of series other than such series) and such failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of our outstanding debt securities of that series; and

     - certain events of bankruptcy or insolvency, whether voluntary or not. (sec. 5.1).

     An event of default with respect to one series of our debt securities does not necessarily constitute an event of default with respect to any other series of our debt securities.

     The trustee may withhold notice to the holders of any series of our debt securities of any default with respect to such series (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such holders. (sec. 6.2)

     If an event of default with respect to any series of our debt securities shall have occurred and be continuing, the trustee or the holders of 25% in aggregate principal amount of our debt securities of such series may declare the principal of all our debt securities of such series, or in the case of discounted debt securities, such portion of the discounted debt securities as may be described in the prospectus supplement, to be immediately due and payable. (sec. 5.2)

     The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders. (sec. 6.3) The indenture provides that the holders of a majority in principal amount of our outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or with respect to our debt securities.
(sec. 5.12) The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions, including giving notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal, premium, if any, and interest at the stated maturities (or, in the case of redemption, on the redemption date) or to institute suit for the enforcement of such payment. (sec.sec. 5.7 and 5.8)

     The holders of a majority in principal amount of our outstanding debt securities of any series may waive any past defaults except:

     - a default in payment of the principal or interest; and

     - a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each debt security affected. (sec. 5.13)

     We will periodically file statements with the trustees regarding our compliance with covenants in the indenture. (sec. 10.6)

     Modifications and amendments. Subject to the qualifications set forth below, modifications and amendments to the indenture may be made by us and the trustee without the consent of the holders of a majority in principal amount of our outstanding debt securities. (sec. 9.1) The following changes can only be made with the consent of each affected holder:

     - a change in the terms of payment of principal, premium, or interest; and

     - a reduction in the percentage of holders necessary to amend the indenture or waive any default. (sec. 9.2)

     Satisfaction and discharge. Unless otherwise specified in the prospectus supplement, we can satisfy our obligations under our outstanding debt securities and need not comply with most of the covenants in the indenture if we deposit with the trustee funds sufficient to pay all amounts owed in the future and obtain an opinion of counsel that the deposit itself will not cause the holders of our debt securities to recognize gain or loss for income tax purposes.
(sec. 4.2)

     Upon our request, the indenture will no longer be effective for almost all purposes if either:

     - all outstanding securities have been delivered to the trustee for cancellation; or

     - the only securities that are still outstanding have, or within one year will, become due and payable or are to be called for redemption, and we have deposited with the trustee funds that are sufficient to make all future payments. (sec. 4.1)

     Concerning the debt trustee. The trustee from time to time extends credit facilities to us and certain of our subsidiaries. We and certain of our subsidiaries may also maintain bank accounts, borrow money and have other customary banking or investment banking relationships with the trustee in the ordinary course of business.

     Form, exchange, transfer. Unless otherwise specified in the prospectus supplement, our debt securities will be issued in registered form without coupons. They may also be issued in global form with accompanying book-entry procedures as described below.

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

     A holder of our debt securities of any series can exchange the such debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferrable at the corporate trust office of the trustee or at any transfer agent designated by us for that purpose. No charge will be made for any such exchange or transfer except for any tax or governmental charge related to such exchange or transfer. (sec. 3.5)

     Global securities. The indenture provides that the registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or with a nominee for a depositary identified in the prospectus supplement. (sec. 3.1)

     The specific terms of the depositary arrangement with respect to any of our debt securities to be represented by a registered global security will be described in the prospectus supplement.

     Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security ("participants") or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of our debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

     So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of our debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

     - be entitled to have our debt securities represented by such registered global security registered in their names;

     - receive or be entitled to receive physical delivery of such debt securities in definitive forms; and

     - be considered the owners or holders of our debt securities.

     Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action that a holder is entitled to take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

     Principal, premium, if any, and interest payments on our debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither Textron nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

     We expect that the depositary for any of our debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name."

     We may at any time determine not to have any of our debt securities of a series represented by one or more registered global securities and, in such event, will issue our debt securities of such series in definitive form in exchange for all of the registered global security or securities representing such debt securities. Any of our debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

     Our debt securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear and Clearstream Banking, or with a nominee for such depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of our debt securities to be represented by a bearer global security will be described in the prospectus supplement.

PARTICULAR TERMS OF SENIOR DEBT SECURITIES

     Ranking of senior debt securities. Our senior debt securities will constitute part of our senior debt and rank equally with all our other unsecured debt, except that it will be senior to our subordinated debt.

     Limitation upon mortgages. The indenture's provisions applicable to senior debt securities prohibit Textron and its Restricted Subsidiaries, as defined below, from issuing, assuming or guaranteeing any debt for money borrowed secured by a mortgage, security interest, lien or other encumbrance ("mortgages") upon any Principal Property, as defined below, of Textron or any Restricted Subsidiary, as defined below, or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing our senior debt securities issued under the indenture. This restriction, however, will not apply to:

     - mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

     - mortgages on property existing at the time of acquisition of such property by Textron or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property or to secure indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property;

     - mortgages to secure indebtedness of a Restricted Subsidiary owing to Textron or another Restricted Subsidiary;

     - mortgages existing at the date of the indenture;

     - mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Textron or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Textron or a Restricted Subsidiary;

     - certain mortgages in favor of governmental entities; or

     - extensions, renewals or replacements of any mortgage referred to in the preceding six bullets. (sec. 10.4)

     Notwithstanding the restrictions outlined in the preceding paragraph, Textron or any Restricted Subsidiary will be permitted to issue, assume or guarantee any mortgage without equally and ratably securing our senior debt securities, provided that, after giving effect to such mortgage, the aggregate amount of all debt so secured by mortgages (not including permitted mortgages as described above) does not exceed 10% of the stockholders' equity of Textron and its consolidated subsidiaries. (sec. 10.4)

     Limitation upon sale and leaseback transactions. The Indenture's provisions applicable to senior debt securities prohibit Textron and its Restricted Subsidiaries from entering into any sale and leaseback transaction with respect to any Principal Property other than any such transaction involving a lease for a term of not more than three years or any such transaction between Textron and a Restricted Subsidiary or between Restricted Subsidiaries, unless either:

     - Textron or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on Principal Property at least equal in amount to the Attributable Debt, as defined below, with respect to such sale and leaseback transaction, without equally and ratably securing our senior debt securities; or

     - Textron shall apply an amount equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such sale and leaseback transaction to:

      -- the retirement of senior indebtedness that matures more than twelve months after the creation of such senior indebtedness; or

      -- the acquisition, construction, development or improvement of properties, facilities or equipment that are, or upon such acquisition, construction, development or improvement will be, or will be a part of, a Principal Property. (sec. 10.5)

     Waiver of certain covenants. We will not be required to comply with the covenants listed above and certain other restrictive covenants with respect to our senior debt securities if the holders of a majority of the outstanding principal amount waive such compliance. (sec. 10.9)

     Certain definitions. Set forth below is a summary of the definitions of certain capitalized terms used in the indenture and referred to above. Reference is made to the indenture for the full definition of all the terms used in the indenture.

     The term "Attributable Debt" when used in connection with a sale and leaseback transaction referred to above shall mean the total net amount of rent (discounted at the rate per annum borne by our senior debt securities) required to be paid during the remaining term of the applicable lease. (sec. 1.1)

     The term "Principal Property" means any manufacturing plant or manufacturing facility that is (i) owned by Textron or any Restricted Subsidiary, (ii) located within the continental U.S. and (iii) in the opinion of our board of directors materially important to the total business conducted by Textron and the Restricted Subsidiaries taken as a whole. (sec. 1.1 )

     The term "Restricted Subsidiary" means any Subsidiary (i) substantially all the property of which is located within the continental U.S. and (ii) that owns any Principal Property; provided that the term "Restricted Subsidiary" shall not include any Subsidiary that is principally engaged in leasing or in financing receivables, or that is principally engaged in financing Textron's operations outside the continental U.S. (sec. 1.1)

     The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Textron or by one or more other Subsidiaries. (sec. 1.1)

PARTICULAR TERMS OF SUBORDINATED DEBT SECURITIES

     Ranking of subordinated debt securities. Our subordinated debt securities will be subordinated and junior in right of payment to our senior debt securities and certain of our other indebtedness to the extent set forth in the prospectus supplement. (sec. 3.1)

                              PLAN OF DISTRIBUTION

     We may periodically sell our common or preferred stock or any series of our debt securities in one or more of the following ways:

     - to underwriters or dealers for resale to the public or to institutional investors;

     - directly to the public or institutional investors; or

     - through agents to the public or to institutional investors.

     The prospectus supplement will state the terms of the offering of the securities, including:

     - the name or names of any underwriters, dealers or agents;

     - the purchase price of such securities and the proceeds to be received by us;

     - any underwriting discounts, commissions or agency fees and other items constituting underwriters' or agents' compensation;

     - any initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any securities exchanges on which the securities may be listed.

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account and may resell them in one or more transactions, including:

     - negotiated transactions;

     - at a fixed public offering price or prices; or

     - at varying prices determined at the time of sale.

     Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

     If we use dealers in the sale, the dealers will acquire the securities as principals and may resell them to the public at varying prices to be determined by the dealers at the time of resale.

     Unless otherwise stated in a prospectus supplement, any agent selling securities on our behalf will be acting on a best efforts basis for the period of its appointment.

     This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire the securities described in this prospectus that may be issued on a delayed or contingent basis.

     Underwriters, agents and dealers may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters, agents or dealers may be required to make. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

     Any securities offered by this prospectus, other than our common stock, will be a new issue of securities and will have no established trading market. Our common stock is listed on the New York Stock Exchange, and any shares of our common stock sold will also be listed on the New York Stock Exchange, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any of these securities, other than our common stock, may or may not be listed on a national securities exchange or the Nasdaq National

Market. We give no assurance as to the liquidity of or the existence of any trading market for any of these securities, other than our common stock.

                                 LEGAL OPINIONS

     The validity of any securities offered by this prospectus and certain legal matters relating to those securities will be passed upon for us by Michael D. Cahn, our Senior Associate General Counsel -- Securities and Assistant Secretary, and for any underwriters or agents by counsel named in the prospectus supplement. Mr. Cahn is a full-time employee of ours and owns, and holds options to purchase, shares of our outstanding common stock.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our most recently filed Annual Report on Form 10-K, as set forth in their report, which is incorporated into this prospectus by reference. Our financial statements are incorporated into this prospectus by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     The SEC's rules allow us to "incorporate by reference" into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. This prospectus incorporates documents by reference, which are not presented in or delivered with this prospectus.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering, as well as after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, are also incorporated into this prospectus by reference, although we are not incorporating any information furnished in any of our Current Reports on Form 8-K filed under either Item 9 or
Item 12 of that Form.

     The following documents were filed by us with the SEC and are incorporated into this prospectus by reference:

     - Our Annual Report on Form 10-K for the fiscal year ended January 3, 2004 (filing date of February 27, 2004), as amended by our Annual Report on Form 10-K/A for that fiscal year (filing date of March 4, 2004); and

     - the description of our common stock set forth in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description.

     Any statement contained in a document incorporated into this prospectus by reference will be deemed to be modified or superseded for purposes of this prospectus and the prospectus supplement to the extent that a statement contained in this prospectus or the prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.

     The documents incorporated into this prospectus by reference are available from us upon request. We will provide a copy of any or all of the information that is incorporated into this prospectus by reference (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this prospectus) to any person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request.

     Requests for documents should be directed to:

        Textron Inc.
        40 Westminster Street
        Providence, Rhode Island 02903
        Attention: Investor Relations Department

     We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

        SEC Public Reference Room
        450 Fifth Street, N.W.
        Washington, D.C. 20549

     For further information on the SEC's Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically, including Textron. This prospectus is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, or directly from us, as indicated above. In addition, these reports and other information are also available through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed. Information about us is also available at our Internet site at http://www.textron.com. However, the information on our Internet site is not a part of this prospectus or the prospectus supplement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth our expenses in connection with the offerings described in this registration statement. Expenses other than the SEC registration fee are estimates.

SEC registration fee........................................  $ 72,700
Transfer agent's and trustee's fees and expenses............    10,000
Printing and engraving fees and expenses....................    20,000
Accounting fees and expenses................................    25,000
Legal fees..................................................    75,000
Rating agency fees..........................................   100,000
Miscellaneous (including listing fees, if applicable).......  __22,300
                                                              --------
  TOTAL.....................................................  $325,000

     The expenses listed above assume that all of the securities registered by this registration statement will be issued in one transaction. If we issue the securities in more than one transaction, the expenses listed above may increase.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As authorized by Section 145 of the Delaware General Corporation Law, each director and officer of Textron may be indemnified by us against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer of Textron if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of Textron and with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of Textron, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to Textron unless and to the extent that a court determines otherwise.

     Our by-laws require us to indemnify each officer and director to the fullest extent permitted by law. In addition, we maintain directors' and officers' liability policies.

     Article Sixth of our restated certificate of incorporation provides that, to the fullest extent permitted by law, directors of Textron will not be liable for monetary damages to Textron or its stockholders for breaches of their fiduciary duties.

ITEM 16.  EXHIBITS

     The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated into this registration statement by reference.

  EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS
  -------                        -----------------------
     *1.1      Form of Underwriting Agreement for offering of common stock issued by Textron.
      1.2      Form of Underwriting Agreement for offering of debt
               securities issued by Textron, including Underwriting
               Agreement, Standard Provisions (Debt), dated September 5,
               1999, incorporated into this registration statement by
               reference to Exhibit 1.2(b) to Textron's Current Report on
               Form 8-K filed on November 19, 2001.

  EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS
  -------                        -----------------------
      4.1      Restated Certificate of Incorporation of Textron,
               incorporated into this registration statement by reference to Exhibit 3.1 to Textron's Annual Report on Form 10-K for
               the fiscal year ended January 3, 1998.
      4.2      By-Laws of Textron, incorporated into this registration
               statement by reference to Exhibit 3.2 to Textron's Annual
               Report on Form 10-K for the fiscal year ended January 1,
               2000.
      4.3      Renewed Rights Agreement dated as of September 27, 1995
               between Textron and First Chicago Trust Company of New York, as rights agent, incorporated into this registration
               statement by reference to Exhibit 4 to Textron's Quarterly
               Report on Form 10-Q for the quarterly period ended September
               30, 1995.
      4.4      Indenture dated as of September 10, 1999 between Textron and
               The Bank of New York, as trustee.
     *4.5      Form of any senior debt securities issued by Textron under the Indenture.
     *4.6      Form of officer's certificate establishing senior debt
               securities pursuant to the Indenture.
     *4.7      Form of any subordinated debt securities issued by Textron under the Indenture.
     *4.8      Form of officer's certificate establishing subordinated debt securities pursuant to the Indenture.
     *4.9      Form of any certificate of designation with respect to any preferred stock issued by Textron.
      5.1      Opinion of Michael D. Cahn, Senior Associate General
               Counsel -- Securities and Assistant Secretary of Textron.
    *12.1      Computation of ratio of earnings to fixed charges.
     23.1      Consent of Independent Auditors, Ernst & Young LLP.
     23.2      Consent of Michael D. Cahn, Senior Associate General
               Counsel -- Securities and Assistant Secretary of Textron
               (included in Exhibit 5.1).
     24.1      Powers of attorney.
     25.1      Statement of Eligibility on Form T-1 under the Trust
               Indenture Act of 1939 of The Bank of New York, as trustee
               under the indenture.

---------------

* To be filed as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K and incorporated into this registration statement by reference.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Textron Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Providence, and State of Rhode Island, on this 5th day of March, 2004.

                                          TEXTRON INC.

                                          By:       /s/ TED R. FRENCH
                                            ------------------------------------
                                              Name:    Ted R. French
                                              Title:   Executive Vice President
                                                       and
                                                       Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on this 5th day of March, 2004 by the following persons in the capacities indicated.

              SIGNATURE                                        TITLE
              ---------                                        -----

                  *                       Chairman, President and Chief Executive Officer
--------------------------------------       and Director (Principal Executive Officer)
          Lewis B. Campbell


                  *                                           Director
--------------------------------------
           H. Jesse Arnelle


                  *                                           Director
--------------------------------------
          Kathleen M. Bader


                  *                                           Director
--------------------------------------
             Teresa Beck


                  *                                           Director
--------------------------------------
            R. Kerry Clark


                  *                                           Director
--------------------------------------
          R. Stuart Dickson


                  *                                           Director
--------------------------------------
            Ivor J. Evans


                  *                                           Director
--------------------------------------
           Lawrence K. Fish


                  *                                           Director
--------------------------------------
             Joe T. Ford


                  *                                           Director
--------------------------------------
            Paul E. Gagne

              SIGNATURE                                        TITLE
              ---------                                        -----


                  *                                           Director
--------------------------------------
           John D. Macomber


                  *                                           Director
--------------------------------------
    Lord Powell of Bayswater KCMG


                  *                                           Director
--------------------------------------
            Brian H. Rowe


                  *                                           Director
--------------------------------------
            Sam F. Segnar


                  *                                           Director
--------------------------------------
           Martin D. Walker


                  *                                           Director
--------------------------------------
          Thomas B. Wheeler


          /s/ TED R. FRENCH                 Executive Vice President and Chief Financial
--------------------------------------         Officer (Principal Financial Officer)
            Ted R. French


                  *                                Vice President and Controller
--------------------------------------             (Principal Accounting Officer)
           Richard L. Yates


 By:          /s/ TED R. FRENCH
        ------------------------------
            Name:    Ted R. French
           Title:   Executive Vice
                President and
           Chief Financial Officer

                                 EXHIBIT INDEX

  EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBITS
  -------                        -----------------------
    *1.1       Form of Underwriting Agreement for offering of common stock issued by Textron.
     1.2       Form of Underwriting Agreement for offering of debt
               securities issued by Textron, including Underwriting
               Agreement, Standard Provisions (Debt), dated September 5,
               1999, incorporated into this registration statement by
               reference to Exhibit 1.2(b) to Textron's Current Report on
               Form 8-K filed on November 19, 2001.
     4.1       Restated Certificate of Incorporation of Textron,
               incorporated into this registration statement by reference to Exhibit 3.1 to Textron's Annual Report on Form 10-K for
               the fiscal year ended January 3, 1998.
     4.2       By-Laws of Textron, incorporated into this registration
               statement by reference to Exhibit 3.2 to Textron's Annual
               Report on Form 10-K for the fiscal year ended January 1,
               2000.
     4.3       Renewed Rights Agreement dated as of September 27, 1995
               between Textron and First Chicago Trust Company of New York, as rights agent, incorporated into this registration
               statement by reference to Exhibit 4 to Textron's Quarterly
               Report on Form 10-Q for the quarterly period ended September
               30, 1995.
     4.4       Indenture dated as of September 10, 1999 between Textron and
               The Bank of New York, as trustee.
    *4.5       Form of any senior debt securities issued by Textron under the Indenture.
    *4.6       Form of officer's certificate establishing senior debt
               securities pursuant to the Indenture.
    *4.7       Form of any subordinated debt securities issued by Textron under the Indenture.
    *4.8       Form of officer's certificate establishing subordinated debt securities pursuant to the Indenture.
    *4.9       Form of any certificate of designation with respect to any preferred stock issued by Textron.
     5.1       Opinion of Michael D. Cahn, Senior Associate General
               Counsel -- Securities and Assistant Secretary of Textron.
   *12.1       Computation of ratio of earnings to fixed charges.
    23.1       Consent of Independent Auditors, Ernst & Young LLP.
    23.2       Consent of Michael D. Cahn, Senior Associate General
               Counsel -- Securities and Assistant Secretary of Textron
               (included in Exhibit 5.1).
    24.1       Powers of attorney.
    25.1       Statement of Eligibility on Form T-1 under the Trust
               Indenture Act of 1939 of The Bank of New York, as trustee
               under the indenture.

---------------

* To be filed as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K and incorporated into this registration statement by reference.